Exhibit (m)(6)

JPMORGAN TRUST II

COMBINED AMENDED AND RESTATED DISTRIBUTION PLAN

(Effective February 19, 2005)

Section 1. This Combined Amended and Restated Distribution Plan (“Plan”) is adopted with respect to one or more series of JPMORGAN TRUST II (formerly known as One Group Mutual Funds) and any successor thereto (“Trust”), as listed in Schedule A to this Plan (each a “Fund”), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (“1940 Act”), and relates to the classes of shares of beneficial interest (“Shares”) specified in Schedule A (each a “Class”).

This Plan represents the combination, amendment and restatement of the following distribution and shareholder service plans and distribution plans previously adopted by the Trust with respect to various Classes of Shares:

(a) Distribution and Shareholder Services Plan - Class A and Service Class Shares dated November 1, 1993, as amended and restated November 15, 2001 with an Amended Schedule A dated as of August 14, 2003;

(b) Distribution and Shareholder Services Plan - Class B and Class C Shares dated January 1, 1994, as amended November 15, 2001 with an Amended Schedule A dated as of August 14, 2003; and

(c) Distribution Plan - Morgan Class and Reserve Class Shares dated August 12, 2004.

Section 2. Each Fund may incur with respect to a Class, expenses at the annual rate listed under the column “Distribution Fee” on Schedule A subject to the limitations imposed, from time to time, by applicable rules of the National Association of Securities Dealers, Inc. (“NASD”) on each Fund and its distributor (“Distributor”).

Section 3. Amounts set forth under the column “Distribution Fee” on Schedule B may be used to finance any activity that is primarily intended to result in the sale of the Shares, including, but not limited to, (i) the development, formulation and implementation of marketing and promotional activities, including direct mail promotions and television, radio, magazine, newspaper, electronic and media advertising; (ii) the preparation, printing and distribution of prospectuses, statements of additional information and reports and any supplements thereto (other than prospectuses, statements of additional information and reports and any supplements thereto used for regulatory purposes or distributed to existing shareholders of each Fund); (iii) the preparation, printing and distribution of sales and promotional materials and sales literature which is provided to various entities and individuals, including brokers, dealers, financial institutions, financial intermediaries, shareholders, and prospective investors in each Fund; (iv) expenditures for sales or distribution support services, including meetings with and assistance to brokers, dealers, financial institutions, and financial intermediaries and in-house telemarketing support services and expenses; (v) preparation of information, analyses, surveys, and opinions with respect to marketing and promotional activities, including those based on meetings with and feedback from the Distributor’s sales force and others including potential investors, shareholders and financial intermediaries; (vi) commissions, incentive compensation, finders fees, or other compensation paid to, and expenses of employees of the Distributor, brokers, dealers, and other financial institutions and financial intermediaries that are attributable to any distribution and/or sales support activities, including interest expenses and other costs associated with financing of such commissions, incentive compensation, other compensation, fees, and expenses; (vii) travel, promotional materials, equipment, printing, delivery and mailing costs, overhead and other office expenses of the Distributor and its sales force attributable to any distribution and/or sales support activities, including meetings with brokers, dealers, financial institutions and financial intermediaries in order to provide them with information regarding the Funds and their investment process and management; (viii) the costs of administering this Plan; (ix) expenses of organizing and conducting sales seminars; and (x) any other costs and expenses relating to any distribution and/or sales support activities. To the extent that amounts paid hereunder are not used specifically to reimburse the Distributor for any such cost or expense, such amounts may be treated as compensation for the Distributor’s distribution-related services. All amounts expended pursuant to the Plan shall be paid to the Distributor and are the legal obligation of the applicable Fund and not of the Distributor.

Section 4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust with respect to each Fund and (b) those trustees of the Trust who are not “interested persons” of each Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (“Non-Interested Trustees”), cast in person at a meeting called, among other things, for the purpose of voting on this Plan or such agreements.

Section 5. Unless sooner terminated pursuant to Section 7 of this Plan, this Plan shall continue in effect for a period of one year from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided in Section 4 of this Plan.

Section 6. The Distributor shall provide to the Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended in accordance with the Plan and the purposes for which such expenditures were made.

Section 7. This Plan may be terminated at any time with respect to any Class by vote of a majority of the Non-Interested Trustees, or by the “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of such Class.

Section 8. Any agreement related to this Plan shall be made in writing and shall provide:

(a) that, with respect to any Fund or Class, such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Non-Interested Trustees or by the “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of such Fund or Class, on not more than sixty (60) days’ written notice to any other party to the agreement; and

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(b) that such agreement shall terminate automatically in the event of its “assignment” (as defined in the 1940 Act).

Section 9. This Plan may not be amended with respect to any Class of any Fund to increase materially the amount of distribution expenses provided for in the column “Distribution Fee” on Schedule A hereto unless such amendment is approved by a “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of such Class, and no material amendment to the Plan shall be made unless approved in the manner provided for in Section 4 of this Plan.

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SCHEDULE A

JPMORGAN TRUST II

DISTRIBUTION PLAN

(Effective February 19, 2005)

Money Market Funds

Name as of February 19, 2005	Former Name	Share Class	Distribution Fee (annual rate expressed as a percentage of the average daily net assets of each Class of Shares)
JPMorgan Liquid Assets Money Market Fund	One Group Prime Money Market Fund	Reserve Morgan Class B Class C	0.25% 0.10% 0.75% 0.75%

JPMorgan Michigan Municipal Money Market Fund	One Group Michigan Municipal Money Market Fund	Reserve Morgan	0.25% 0.10%

JPMorgan Municipal Money Market Fund	One Group Municipal Money Market Fund	Reserve Morgan	0.25% 0.10%

JPMorgan Ohio Municipal Money Market Fund	One Group Ohio Municipal Money Market Fund	Reserve Morgan	0.25% 0.10%

JPMorgan U.S. Government Money Market Fund	One Group Government Money Market Fund	Reserve Morgan	0.25% 0.10%

JPMorgan U.S. Treasury Plus Money Market Fund	One Group U.S. Treasury Securities Money Market Fund	Reserve Morgan Class B Class C	0.25% 0.10% 0.75% 0.75%

Equity and Fixed Income Funds

Name as of February 19, 2005	Former Name	Share Class	Distribution Fee (annual rate expressed as a percentage of the average daily net assets of each Class of Shares)
JPMorgan Arizona Municipal Bond Fund	One Group Arizona Municipal Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Core Bond Fund	One Group Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

Name as of February 19, 2005	Former Name	Share Class	Distribution Fee (annual rate expressed as a percentage of the average daily net assets of each Class of Shares)
JPMorgan Core Plus Bond Fund	One Group Income Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Diversified Mid Cap Fund	One Group Diversified Mid Cap Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Diversified Mid Cap Growth Fund	One Group Mid Cap Growth Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Diversified Mid Cap Value Fund	One Group Mid Cap Value Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Equity Income Fund	One Group Equity Income Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Equity Index Fund	One Group Equity Index Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Government Bond Fund	One Group Government Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan High Yield Bond Fund	One Group High Yield Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Intermediate Bond Fund	One Group Intermediate Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan International Equity Index Fund	One Group International Equity Index Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Investor Balanced Fund	One Group Investor Balanced Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Investor Conservative Growth Fund	One Group Investor Conservative Growth Fund	Class A Class B Class C	0.25% 0.75% 0.75%

Name as of February 19, 2005	Former Name	Share Class	Distribution Fee (annual rate expressed as a percentage of the average daily net assets of each Class of Shares)
JPMorgan Investor Growth Fund	One Group Investor Growth Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Investor Growth & Income Fund	One Group Investor Growth & Income Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Kentucky Municipal Bond Fund	One Group Kentucky Municipal Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Large Cap Growth Fund	One Group Large Cap Growth Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Large Cap Value Fund	One Group Large Cap Value Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Louisiana Municipal Bond Fund	One Group Louisiana Municipal Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Market Expansion Index Fund	One Group Market Expansion Index Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Michigan Municipal Bond Fund	One Group Michigan Municipal Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Mortgage-Backed Securities Fund	One Group Mortgage-Backed Securities Fund	Class A	0.25%

JPMorgan Multi-Cap Market Neutral Fund	One Group Market Neutral Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Municipal Income Fund	One Group Municipal Income Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Ohio Municipal Bond Fund	One Group Ohio Municipal Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

Name as of February 19, 2005	Former Name	Share Class	Distribution Fee (annual rate expressed as a percentage of the average daily net assets of each Class of Shares)
JPMorgan Short Duration Bond Fund	One Group Short-Term Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Short Term Municipal Bond Fund	One Group Short-Term Municipal Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Small Cap Growth Fund	One Group Small Cap Growth Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Small Cap Value Fund	One Group Small Cap Value Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Strategic Small Cap Value Fund	One Group Strategic Small Cap Value Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Tax Free Bond Fund	One Group Tax-Free Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Technology Fund	One Group Technology Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Treasury & Agency Fund	One Group Treasury & Agency Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan Ultra Short Term Bond Fund	One Group Ultra Short-Term Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan U.S. Real Estate Fund	One Group Real Estate Fund	Class A Class B Class C	0.25% 0.75% 0.75%

JPMorgan West Virginia Municipal Bond Fund	One Group West Virginia Municipal Bond Fund	Class A Class B Class C	0.25% 0.75% 0.75%

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